UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 6, 2023, ZyVersa Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement with each purchaser identified on the signature pages thereto (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, in a public offering (the “Offering”), (i) 400,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 3,600,000 pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of 3,600,000 shares of Common Stock, (iii) 4,000,000 Series A common warrants (the “Series A Common Warrants”) exercisable for an aggregate of 4,000,000 shares of Common Stock, and (iv) 4,000,000 Series B common warrants (the “Series B Common Warrants,” and together with the Series A Common Warrants, the “Common Warrants”) exercisable for an aggregate of 4,000,000 shares of Common Stock. The Common Warrants together with the Pre-Funded Warrants are referred to in this Current Report on Form 8-K as the “Warrants.” The securities are being offered in combinations of (a) one Share or one Pre-Funded Warrant, together with (b) one Series A Common Warrant and one Series B Common Warrant, for a combined purchase price of $1.25 (less $0.0001 for each Pre-Funded Warrant).

Subject to certain ownership limitations, the Warrants are exercisable upon issuance. Each Pre-Funded Warrant is exercisable for one share of Common Stock at a price per share of $0.0001 (as adjusted from time to time in accordance with the terms thereof) and does not expire. Each Series A Common Warrant is exercisable into one share of Common Stock at a price per share of $1.25 (as adjusted from time to time in accordance with the terms thereof) for a five-year period after the date of issuance. Each Series B Common Warrant is exercisable into one share of Common Stock at a price per share of $1.25 (as adjusted from time to time in accordance with the terms thereof) for an 18-month period after the date of issuance.

The Offering closed on December 11, 2023. The Shares and the Warrants were offered and sold pursuant to a prospectus, dated December 6, 2023, in connection with the Company’s registration statement on Form S-1 (Registration No. 333-275320).

Placement Agency Agreement

On December 6, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to act as exclusive placement agent for the issuance and sale of the Shares and Warrants. The Company has agreed to pay A.G.P. an aggregate cash fee equal to 6.0% of the gross proceeds received by the Company from the sale of the securities in the Offering. Pursuant to the Placement Agency Agreement, the Company also agreed to reimburse A.G.P. for its accountable offering-related legal expenses in an amount up to $80,000 and pay A.G.P. a non-accountable expense allowance of up to $20,000.

The foregoing description of the Purchase Agreement, the Warrants, and the Placement Agency Agreement, are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement, the Form of Pre-Funded Warrant, the Form of Series A Common Warrant, the Form of Series B Common Warrant, and the Placement Agency Agreement, which are filed as Exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On December 6, 2023, the Company issued a press release regarding the pricing of the public offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the U.S. Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Common Warrant
4.3	Form of Series B Common Warrant
10.1	Form of Securities Purchase Agreement, dated as of December 6, 2023, between the Company and each purchaser named in the signature pages thereto
10.2	Placement Agency Agreement, dated as of December 6, 2023, between the Company and A.G.P.
99.1	Press Release issued by ZyVersa Therapeutics, Inc., dated December 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZyVersa Therapeutics, Inc.

December 11, 2023	By:	/s/ Stephen Glover
	Name:	Stephen Glover
	Title:	Chief Executive Officer